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                                                                    EXHIBIT 4.10

              Telcom Global Solutions, Inc. 2000 Stock Option Plan



                          TELCOM GLOBAL SOLUTIONS, INC.

                             2000 SHARE OPTION PLAN

                              ADOPTED MAY 15, 2000

        1. PURPOSES.

           The purposes of the Plan are as follows:

        (a) To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital shares of Parent; and

        (b) To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-range success of the Company by offering such persons an opportunity to own capital shares of Parent.

        2. DEFINITIONS.

        (a) "Affiliate" means any Parent or Subsidiary corporation, whether now or hereafter existing.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Cause" means an Optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of the Plan, any Option Agreement or any employment or consulting agreement.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means a committee constituted by the Board in accordance with Section 3 (c).

        (f) "Company" means Telcom Global Solutions, Inc., a Texas corporation.

        (g) "Consultant" means any person, including an advisor, engaged by the Company or any of its Affiliates to render consulting or advisory services and who is compensated for such services, including third parties who are not otherwise compensated by the Company for their services as Directors except pursuant to the Plan.

        (h) "Director" means a member of the Board.

        (i) "Disability" means total and permanent disability as defined in
Section 22(e) (3) of the Code and as interpreted by the Board in each case.

        (j) "Disinterested Person" means a Director who (i) was not, during the one year prior to service as an administrator of the Plan, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire equity securities of the Company or any


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of its Affiliates except as permitted by subsection (c) (2) (i) of Rule 16b-3, or (ii) is otherwise considered to be a "disinterested" person, in accordance with subsection (c) (2) (i) of Rule 16b-3, or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

        (k) "Employee" means any person, including officers and Directors, employed by the Company or any Affiliate of the Company or any Employee of any foreign Subsidiary; provided, however, that neither service as a Director nor payment of a Director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m) "Fair Market Value" means, as of any date, the value of the Shares determined as follows:

            (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Shares) on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (ii) If the Shares are quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and high asked prices for the Shares on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            (iii) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Board.

        (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (p) "Option" means a share option granted pursuant to the Plan.

        (q) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Board and incorporated therein.

        (r) "Option Shares" means the Shares issued or issuable pursuant to the exercise of an Option.

        (s) "Optionee" means the holder of an outstanding Option.

        (t) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time an Option is granted, each of the corporations other than the Company owns stock (or other equity interests) possessing more than 50% of the total combined voting power of all classes of stock (or other equity interests) in one or more of the other corporations in such chain.

        (u) "Plan" means this 2000 Share Option Plan.


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        (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (w) "Securities Act" means the Securities Act of 1933, as amended.

        (x) "Shares" means the ordinary shares of S$0.01 each in the capital of Parent.

        (y) "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock (or other equity interests) possessing more than 50% of the total combined voting power of all classes of stock (or other equity interests) in one of the other corporations in such chain.

        (z) "Termination of Employment or Consulting Relationship" means:

            (i) With respect to Options granted to an Optionee in his capacity as an Employee, the time when the employer-employee relationship between the Optionee and the Company (or an Affiliate) is terminated for any reason, including without limitation a termination by resignation, discharge, death or retirement. The Board, in its sole discretion, may determine whether a Termination of Employment or Consulting Relationship has occurred in the case of any leave of absence approved by the Board, including sick leave, personal leave and military leave; provided, however, that any such leave for purposes of an Incentive Stock Option shall not exceed ninety (90) days unless (A) the Board determines to extend such period upon the acknowledgment of the Optionee that such an Option would become a Nonstatutory Stock Option, or (B) re-employment upon the expiration of such leave is guaranteed by contract (including by Company policy) or statute;

            (ii) With respect to Options granted to an Optionee in his capacity as a Director, the time when the Optionee ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate) and the Board expressly deems such cessation not to be a Termination of Employment or Consulting Relationship; and

            (iii) With respect to Options granted to an Optionee in his capacity as a Consultant, the time when the contractual relationship between the Optionee and the Company (or an Affiliate) is terminated for any reason.

The Board, in its absolute discretion, shall determine the effect of all other matters and questions relating to a Termination of Employment or Consulting Relationship.

        3. ADMINISTRATION.

        (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c) below.

        (b) The Board shall have the power, except as otherwise provided in the Plan:

            (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Options, (B) when and how the Options shall be granted, (C) whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, (D) the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part, and (E) the number of Shares for which an Option shall be granted to each such person.


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               (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for the Plan's administration. The Board, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan as provided in Section 11.

            (iv) To place such restrictions on the sale or other disposition of Option Shares as may be deemed appropriate by the Board.

            (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Board shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        4. SHARES SUBJECT TO THE PLAN.

        Subject to the provisions of Section 9 relating to adjustments upon changes to the share capital structure of the Company, the Shares that may be allotted and issued pursuant to the exercise of Options shall not exceed in the aggregate two million five hundred thousand (2,500,000) Shares. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the Shares not subscribed for pursuant to the valid exercise of such Option shall again become available for a fresh grant under the Plan.

        5. ELIGIBILITY.

        (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants. In the event an Optionee is both an Employee and a Director, or an Optionee is both a Director and a Consultant, the Option Agreement shall specify the capacity in which the Optionee is granted the Option.

        (b) Notwithstanding subsection (a) above, a Director shall in no event be eligible for the benefits of the Plan unless, at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted or in the determination of the number of Shares which may be covered by Options granted to the Director, (i) the Board has delegated its discretionary authority under the Plan to a Committee which consists solely of Disinterested Persons, or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. However, this Section 5(b) shall not apply for so long as the Board or Committee expressly declares that it shall not apply.

        (c) In no event, however, may any Consultant or non-employee members of the Board participate in the Plan if such participation is (a) prohibited, or
(b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Consultant or non-employee members of the Board are resident under the relevant securities laws of that jurisdiction. Provided Always That in the case of (b) above, the participation in the Plan by the relevant Consultant or non-employee members of the Board may be effected at the absolute discretion of the Committee if compliance with the relevant securities requirements of the jurisdiction in which such Consultant or non-employee members of the Board is resident is not impractical (having regard to the nature of those requirements) and would not involve undue expense.


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        6. OPTION AGREEMENT PROVISIONS.

        Each Option shall be granted pursuant to a written Option Agreement which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a) Term. No Option shall be exercisable after the expiration of (a) ten
(10) years from the date the Option was granted to an Employee; and (b) five (5) years from the date the Option was granted to a non-Employee.

        (b) Price. The exercise price of each Option shall be set forth in the applicable Option Agreement; provided, however, that (i) the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date such Option is granted, (ii) the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Shares subject to the Option on the date such Option is granted, and (iii) if the Optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of Parent, the exercise price of the Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted.

        Provided, however, that in no event may the exercise price be less than the par value of a Share.

        (c) Consideration. The subscription price of Shares subscribed for pursuant to the valid exercise of an Option shall be paid in cash at the time the Option, or portion thereof, is exercised; provided, however, at the discretion of the Board, the Option Agreement may allow, subject to applicable laws, any method of "cashless exercise" permitted by the Board.

        (d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

        (e) Vesting. The total number of Option Shares subject to an Option may, but need not, vest in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the vested but unexercised Option Shares. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Option Shares then remaining subject to the Option. Notwithstanding the foregoing, however, each Option granted to an Optionee who is not an officer, Director or Consultant shall vest at an annual rate which is not less than thirty-three percent (33%) of the total Option Shares subject to the Option over the three (3) year period commencing with the date of the grant of the Option.

        (f) Termination of Employment or Consulting Relationship. In the event of the Termination of Employment or Consulting Relationship of an Optionee for any reason (other than for Cause or upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is set forth in the Option Agreement, and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) . In the case of an Incentive Stock Option, such period shall not exceed ninety (90) days from the date of termination. In the event of the Termination of Employment or Consulting Relationship of an Optionee for Cause, all Options granted hereunder to such Optionee shall expire as of the date of the occurrence giving rise to such termination or upon the date such Options expire by their terms, whichever is earlier, and such Optionee shall have no rights with respect to any unexercised Options.

        If, at the date of a Termination of Employment or Consulting Relationship, the Optionee is not entitled to


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exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option may be subject to fresh grants under the Plan. If, after a Termination of Employment or Consulting Relationship, the Optionee does not exercise his or her Option within the period specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option may be subject to fresh grants under the Plan.

        (g) Disability of Optionee. In the event of a Termination of Employment or Consulting Relationship of an Optionee as a result of the Optionee's Disability, the Optionee may exercise his or her Option within the period specified in the Option Agreement (in no event be less than six (6) months from the date of such termination and, in the case of an Incentive Stock Option, in no event to exceed twelve (12) months from the date of such termination), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of a Termination of Employment or Consulting Relationship, the Optionee is not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option may be subject to fresh grants under the Plan. If, after a Termination of Employment or Consulting Relationship, the Optionee does not exercise his or her Option within the period specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option may be subject to fresh grants under the Plan.

        (h) Death of Optionee. Subject to applicable laws, in the event of the death of an Optionee, the Option may be exercised within the period specified in the Option Agreement (in no event to be less than six (6) months from the date of such termination) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Option Shares covered by the unexercisable portion of the Option may be subject to fresh grants under the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the Option Shares covered by such Option may be subject to fresh grants under the Plan.

        (i) Nonsolicitation/Noncompete. As a prerequisite to participation in the Plan by an Optionee, the Company requires agreement with the following conditions:

            (i) For one year after the last date of employment with the Company, regardless of whether leaving is voluntary or involuntary, the Optionee will not hire, engage the services, or solicit for employment, either as an employee or as an independent contractor, on behalf of Optionee or anyone else, any person who has been employed by the Company at any time during the one year prior to Optionee's last date of employment.

            (ii) For a period of two years following the Optionee's last day of employment with the Company, regardless of whether the Optionee's leaving is voluntary or involuntary, the Optionee will not:

                 A. Perform any duties substantially similar to those while employed with the Company for any other person or entity that is in competition with the Company or any of its Affiliates. This restriction is limited to a 100 mile radius around the Company's executive offices and a 50 mile radius around those cities in which the Optionee has provided services to or otherwise serviced, managed, directed, or supervised the accounts of customers of the Company or its Affiliates.

                 B. Solicit or accept the business of any customer whom the
            Company, within one prior year to the last day of the Optionee's employment, had, was negotiating to have, or was evaluating with Optionee's help the possibility of having, a contractual relationship.

            (iii) The Company can release an Optionee from the provisions of paragraphs (i) and/or (ii) above if the Board or the Committee, as applicable, determines that such action is in the best interest of the Company.


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        (j) Restrictions on Transfer of Option Shares; Rights to Acquire from
Participant. Each Option Agreement may provide for restrictions on the transferability of Shares acquired pursuant to the valid exercise of an Option that the Board in its sole and absolute discretion may deem proper or advisable. The Board may require, as a condition to the exercise of an Option, the Optionee and his or her spouse to execute and deliver an agreement confirming the existence and enforceability of any such restrictions on the transferability of the Option Shares to be acquired upon exercise of such Option and otherwise evidencing their express agreement to be bound thereby. The failure to obtain any such confirmation and agreement shall not have any effect on the existence or enforceability of the restrictions on transferability applicable to such Option Shares.

        7. COVENANTS OF PARENT.

        (a) During the term of the Options, Parent shall keep available at all times a sufficient number of Shares required to satisfy such Options.

        (b) Parent shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Option Shares upon exercise of the Options; provided, however, that this undertaking shall not require Parent to register under the Securities Act either the Plan, any Option or any Option Shares. If, after reasonable efforts or without unreasonable expense, Parent is unable to obtain from any such regulatory commission or agency the authority which counsel for Parent deems necessary for the lawful issuance and sale of Option Shares under the Plan, Parent shall be relieved from any liability for failure to allot and issue Option Shares upon exercise of such Options unless and until such authority is obtained.

        8. USE OF PROCEEDS.

        Proceeds from the allotment and issuance of each Option Share over and above the par value of a Share shall be deposited into the share premium account of Parent.

        9. ADJUSTMENTS UPON CHANGES IN SHARE CAPITAL STRUCTURE.

        (a) If any change is made in the Option Shares subject to the Plan or subject to any Option (through reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and all outstanding Options will be appropriately adjusted in the class and maximum number of Shares subject to the Plan and the class and number of shares and price per Share subject to outstanding Options.

        (b) In the event Parent is merged or consolidated with another corporation and Parent is the surviving corporation, each outstanding Option, whether or not then exercisable, shall pertain to and apply to the securities or other property to which a holder of the number the Option Shares subject to such Option would have been entitled upon such transaction.

        (c) In the event Parent is merged or consolidated with another corporation and Parent is not the surviving corporation, or in the event substantially all of the property or Shares of Parent are acquired by another corporation, or in case of a separation, reorganization, or liquidation of Parent, the Board shall, in its sole discretion as to each outstanding Option, either (i) make appropriate provision for protection of such Option by the substitution on an equitable basis of appropriate Shares of Parent, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the Shares of Parent, or (ii) upon written notice to the holder of such Option, provide that such Option must be exercised within a specified period not exceeding sixty (60) days of the date of such notice to the extent such Option is exercisable on the last day of such specified period or it will be terminated. Any portion of such Option which is not exercisable on the last day of such specified period will be terminated and any portion of such Option which is not exercised on or before said last day shall terminate on said last day.


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        10. MISCELLANEOUS.

        (a) Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a shareholder of Parent with respect to, any Option Shares unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms and such holder's name is registered as a member of Parent in the Branch Register of Members of Parent.

        (b) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee or Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall restrict the right of the Company or any Affiliate to terminate the employment or consulting relationship of any Employee or Consultant or Optionee with or without cause.

        (c) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (d) The Company, any Affiliates of the Company and the members of their respective boards of directors shall be relieved from any liability for the non-issuance or non-transfer, or any delay of issuance or transfer later than two (2) months from the date of allotment of Shares upon the valid exercise, of any Option Shares which results from the inability of Parent to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Option Shares if counsel for Parent deems such authority reasonably necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the share certificates evidencing Option Shares to reflect such transfer restrictions.

        11.    AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the shareholders of Parent within twelve (12) months before or after the adoption of the amendment where the amendment will:

            (i) Increase the number of shares reserved for issuance under the Plan, except as provided in Section 9 relating to adjustments upon changes in share capital structure;

            (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the
        Code); or

            (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

        (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.

        (c) The rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Option was granted and such person consents in writing.

        12. TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 15, 2010 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.) No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

        13. EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on such date as the Plan is adopted by the Board, provided that the shareholders of the Company approve or have approved the Plan within twelve (12) months of such date. No Options granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company.

                                             EXHIBIT A TO 2000 SHARE OPTION PLAN


                          TELCOM GLOBAL SOLUTIONS, INC.

                             2000 SHARE OPTION PLAN

                             SHARE OPTION AGREEMENT




[Optionee's name and address]


        This Share Option Agreement (this "OPTION AGREEMENT") is entered into as of __________, 200_, by and between you ("OPTIONEE") and Telcom Global Solutions, Inc. (the "COMPANY"). Unless otherwise defined herein, all defined terms used herein shall have the meanings set forth in the 2000 Share Option Plan of the Company (the "PLAN").


        1. Grant of Option. The Company hereby grants to Optionee an option (the "OPTION") to subscribe for the number of ordinary shares of $0.01 each in the capital of Parent (the "SHARES") set forth below at the exercise price and on the other terms and conditions set forth below, subject to the terms and conditions of this Option Agreement and the Plan (which is incorporated herein by reference), including the provisions thereof relating to increases in the number of Shares covered by this Option upon the occurrence of certain specified events, as follows:

        Grant Number                     _______________________________________
        Date of Grant                    _______________________________________
        Vesting Commencement Date        _______________________________________
        Exercise Price Per Share         _______________________________________
        Total Number of Shares Subject
        to Options                       _______________________________________
        Total Exercise Price             _______________________________________
        Type of Option:
                                         ____ Incentive Stock Option
                                         ____ Nonqualified Stock Option
        Term/Expiration Date:            _______________________________________
        (No more than 10 years from date _______________________________________
        of grant for an Employee and 5
        years from date of grant for a
        non-Employee or Consultant)

        If designated above as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, the Company has not made, and will not be deemed to make hereby, any representations or warranties to Optionee with respect to such qualification.

        2. Vesting Schedule.

        (a) This Option may be exercised, in whole or in part, in accordance with the following schedule. Except only as specifically provided elsewhere herein or in the Plan, this Option shall be exercisable in the following cumulative installments: [NOTE: THE VESTING SCHEDULE IS TO BE COMPLETED UPON GRANT OF THE OPTION]

        (b) Notwithstanding the vesting schedule set forth above and so long as the Option has not been terminated, in the event of a "Change of Control" as defined in the Plan, the vesting schedule above shall be accelerated such that the Option shall be deemed to be fully vested immediately prior to such event. [NOTE: DELETE THE FOREGOING PARAGRAPH IF THE OPTION DOES NOT AUTOMATICALLY ACCELERATE UPON A CHANGE OF CONTROL]

        (c) "BENEFICIAL OWNER" means a "beneficial owner" as such term is used in Rule 13d-3 promulgated under the Exchange Act.

        (d) "CHANGE OF CONTROL" means, with respect to any Option, the occurrence at any time after the date of grant of such Option of (i) any Person or Group of Persons becoming for the first time the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of the shares of Parent normally entitled to vote for the election of Directors ("VOTING STOCK"), other than as a result of a transfer or series of related transfers of Voting Stock from a Person or Group of Persons who immediately prior to such transfer or transfers was the Beneficial Owner, and who after giving effect to such transfer or transfers continues to be the Beneficial Owner, of more than fifty percent (50%) of the Voting Stock; (ii) a merger or consolidation of Parent with or into another Person or the merger of another Person into Parent as a consequence of which those Persons who held all of the Voting Stock immediately prior to such merger or consolidation do not hold either directly or indirectly a majority of the Voting Stock of Parent (or, if applicable, the surviving company of such merger or consolidation) after the consummation of such merger or consolidation; (iii) the sale of all or substantially all of the assets of Parent to any Person or Group of Persons (other than to (A) a Person or Group of Persons which owns, directly or indirectly, a majority or more of the outstanding Shares, (B) a Subsidiary of Parent, or (C) a Person all of whose equity interests are owned directly or indirectly by Parent; or (iv) any event or series of events (which event or series of events must include a proxy fight or proxy solicitation with respect to the election of directors of Parent made in opposition to the nominees recommended by the Continuing Directors) during any period of 12 consecutive months, as a result of which a majority of the Board consists of individuals other than Continuing Directors.

        (e) "CONTINUING DIRECTORS" means, with the respect to any period of 12 consecutive months, (i) any members of the Board of Directors of Parent on the first day of such period, (ii) any members of the Board of Directors of Parent elected after the first day of such period at any annual meeting of shareholders who were nominated by the Board of Directors of Parent or a committee thereof, if a majority of the members of the Board of Directors of Parent or such committee were Continuing Directors within the meaning of clause (i) above at the time of such nomination, and (iii) any members of the Board of Directors of Parent elected to succeed Continuing Directors by the Board of Directors of Parent or a committee thereof, if a majority of the members of the Board of Directors of Parent or such committee were Continuing Directors within the meaning of clause (i) or (ii) above at the time of such election.

        (f) "GROUP" means a "group" as such term is used in Section 13(d)(3) of the Exchange Act.

        (g) "PERSON" means any corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, a governmental entity or any department, agency or political subdivision thereof or any other entity.

        3. Exercise of Option.

        (a) Right to Exercise. This Option shall be exercisable, with respect to any or all of the Shares, during its term in accordance with the Vesting Schedule set out in Section 2 hereof and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's Continuous Status as an Employee or Consultant, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement (including Section 4 hereof).

        (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Share Plan Administrator of Parent. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by Parent of such written notice accompanied by the Exercise Price.

        (c) The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to Parent as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

        (d) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with the Plan. Assuming such compliance, for income tax purposes the Shares shall be considered allotted and issued to the Optionee on the date on which the Option is validly exercised with respect to such Option Shares.

        4. Termination Period. Optionee may exercise this Option for three months (or such shorter period provided for elsewhere herein) after termination of Optionee's Continuous Status as an Employee or Consultant, or for such longer period upon Optionee's death or Disability as provided in the Plan. If Optionee's status changes from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect, however, such Consultant may only exercise this Option within five (5) years from the date the Option was granted. In no case may Optionee exercise this Option after the Term/Expiration Date as provided above in Section 1. Notwithstanding the foregoing, in the event that Optionee's continuous status as an Employee or Consultant is terminated by the Company or any Affiliate of Company for Cause (as defined below), this Option will terminate on the date of such termination and will not be exercisable thereafter. For purposes of this Option Agreement, "CAUSE" means the occurrence of any of the following events or reasons:

        (a) Optionee's conviction for a felony offense or commission by Optionee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company or any Affiliate of the Company;

        (b) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Optionee;

        (c) Optionee's using for his or her own benefit any confidential or proprietary information of the Company or any Affiliate of the Company, or willfully or negligently divulging any such information to third parties without the prior written consent of the Company;

        (d) Optionee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Optionee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available); or

        (e) the determination by the Company that Optionee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time.

        5. Method of Payment. The exercise price of Shares acquired pursuant to the valid exercise of an Option shall be paid as set forth in the Plan.

        6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

        7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as otherwise set forth in the Plan and may be exercised during the lifetime of Optionee only by Optionee or a permitted transferee as set forth in the Plan. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        8. Term of Option. This Option may be exercised only within the term set out in Section 1 hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. The limitations set out in the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.


        9. Nonsolicitation and Noncompetition. Optionee shall be bound by the following terms:


        (a) For one year after the last date of employment with the Company, regardless of whether leaving is voluntary or involuntary, the Optionee will not hire, engage the services, or solicit for employment, either as an employee or as an independent contractor, on behalf of Optionee or anyone else, any person who has been employed by the Company at any time during the one year prior to Optionee's last date of employment.


        (b) For a period of two years following the Optionee's last day of employment with the Company, regardless of whether the Optionee's leaving is voluntary or involuntary, the Optionee will not:

            (i) Perform any duties substantially similar to those while employed with the Company for any other person or entity that is in competition with the Company or any of its Affiliates. This restriction is limited to a 100 mile radius around the Company's executive offices and a 50 mile radius around those cities in which the Optionee has provided services to or otherwise serviced, managed, directed, or supervised the accounts of customers of the Company or any Affiliate of the Company.

            (ii) Solicit or accept the business of any customer whom the Company, within one prior year to the last day of the Optionee's employment, had, was negotiating to have, or was evaluating with Optionee's help the possibility of having, a contractual relationship.

        (c) The Company may, in its sole discretion, release Optionee from the provisions of paragraphs (a) and/or (b), above if the Committee determines that such action is in the best interest of the Company.

        10. Changes in Capital Structure. The Optionee agrees and acknowledges that Parent shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional classes or series of shares, some of which may entitle the holders thereof to greater rights than the holders of the Shares into which this Option is convertible, and to issue shares thereunder, subject only to the limits imposed by applicable laws.

        11. Tax Consequences. The grant and/or exercise of the Option may have have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

        12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

        13. Warranties, Representations and Covenants. The undersigned Optionee warrants and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify Parent upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY AND/OR ITS AFFILIATES (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY AND/OR ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR ANY OF ITS AFFILIATES' RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        14. Relation to Other Benefits; Termination of Employment. Any economic or other benefit to the Optionee under this Option Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or similar benefit or compensation plan maintained by the Company or any of its Affiliates and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Affiliates. No provision of this Option Agreement will limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

        [NOTE: IF APPLICABLE, INSERT HERE ANY OTHER TERMS AND CONDITIONS OF THE OPTION AS DETERMINED BY THE COMMITTEE, SUCH AS ANY SPECIFIED PERFORMANCE GOALS OR OTHER CRITERIA WHICH MUST BE ATTAINED FOR THE VESTING OF THE OPTION; ANY ADDITIONAL RESTRICTIONS OR LIMITATIONS APPLICABLE TO THE OPTION; AND ANY ADDITIONAL VESTING, EXCHANGE, SURRENDER, CANCELLATION, ACCELERATION, TERMINATION, EXERCISE OR FORFEITURE PROVISIONS APPLICABLE TO THE OPTION.]



                                            THE COMPANY:

                                            TELCOM GLOBAL SOLUTIONS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                            OPTIONEE:


                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Print Name

                                            ------------------------------------
                                            Residence Address

                                            ------------------------------------
                                                      Area Code/Telephone Number

                                                  EXHIBIT A TO SHARE OPTION PLAN

                          TELCOM GLOBAL SOLUTIONS, INC.

                      2000 SHARE OPTION PLAN EXERCISE NOTICE

Flextronics International Ltd. ("PARENT")
c/o Flextronics International USA, Inc.
2090 Fortune Drive
San Jose, California 95131
Attention:  Share Plan Administrator


        1. Exercise of Option. Effective as of today, ________, 200__, the undersigned ("PURCHASER") hereby elects to subscribe for ordinary shares of $0.01 each in the capital of Parent (the "SHARES") under and pursuant to the 2000 Share Option Plan (the "PLAN") and the Share Option Agreement dated _______, 200_ (the "OPTION AGREEMENT"). The exercise price of the Shares shall be $_____, as specified in the Option Agreement.

        2. Delivery of Payment. Purchaser herewith delivers to Parent the full exercise price for _____________________________________________ Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, and the Purchaser has been registered as a member of Parent in the Branch Register of Members. A share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable and in any event, no later than two (2) months after the allotment of Shares pursuant to the valid exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in the Plan.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on Parent or any of its Affiliates for any tax advice.

        6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Parent or any of its Affiliates and Purchaser with respect to the subject matter hereof, and this Exercise Notice may not be amended except by means of a writing signed by Parent and Purchaser. This Exercise Notice is governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:                            Accepted by:


PURCHASER:                               PARENT:

                                         FLEXTRONICS INTERNATIONAL LTD.

                                         By:
------------------------------------        ------------------------------------
Signature
                                          Its:
------------------------------------          ----------------------------------
Print Name


Address:                                 Address:
                                         Flextronics International Ltd.
------------------------------------     c/o Flextronics International USA, Inc.
                                         2090 Fortune Drive
------------------------------------     San Jose, California 95131
                                         Attention:  Share Plan Administrator